edgarservice@pfp.net                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 27, 2003

                          CELLEGY PHARMACEUTICALS, INC.
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             (Exact name of Registrant as specified in its charter)

                                   California
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                 (State or other jurisdiction of incorporation)

         0-26372                                            82-0429727
       -----------                                         -----------
       (Commission                                        (IRS Employer
       File Number)                                     Identification No.)

                      349 Oyster Point Boulevard, Suite 200
                             South San Francisco, CA                    94080
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                     (Address of principal executive offices)         (Zip Code)

                                 (650) 616-2200
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              (Registrant's telephone number, including area code)

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          (Former name or former address, if changed since last report)

ITEM 5:  OTHER EVENTS.

On February 27, 2003, Cellegy Pharmaceuticals, Inc. (the "Company") issued a press release reporting on its fourth quarter and year-end 2002 financial results. For the year ended December 31, 2002, revenues were $1,402,000 compared with $877,000 for the same period last year. Revenues in 2002 consisted of $1,081,000, primarily related to product sales to Gryphon Development, the product development arm of a major specialty retailer (a 64% increase over 2001), $275,000 in RectogesicTM (nitroglycerin ointment) sales in Australia (a 27% increase over 2001) and $46,000 in Canadian Government grants. Sales of Cellegy's Intensive Moisturizing blend to Gryphon were $754,000 in the fourth quarter of 2002, significantly above the $460,000 in sales during the last quarter of 2001. Because of the seasonal nature of moisturizer sales, revenues for the first half of 2003 are likely to be below levels achieved in the fourth quarter of 2002.

For the year ended December 31, 2002, the Company had a net loss of $15,936,000 or $0.90 per share based on 17,643,000 weighted average shares outstanding, compared with a 2001 net loss of $19,465,000 or $1.26 per share based on 15,503,000 weighted average shares outstanding.

Cash and investments at December 31, 2002 were $23.9 million, compared with $17.2 million at December 31, 2001 and $5.5 million at September 30, 2002. During the fourth quarter, Cellegy raised $5.5 million in a private placement of shares of its common stock to a single investor John M. Gregory, founder and former CEO of King Pharmaceuticals and currently managing partner of SJ Strategic Investments LLC. In addition, Cellegy received $15.0 million in upfront payments from PDI, Inc. resulting from a license agreement for North American marketing rights to its Tostrex (TM) gel product.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 28, 2003                     CELLEGY PHARMACEUTICALS, INC.

                                              By: /s/ Richard Juelis
                                              ----------------------
                                              A. Richard Juelis
                                              Vice President, Finance
                                              and Chief Financial  Officer